UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

 Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 15, 2020

 Chico’s FAS, Inc.
(Exact Name of Registrant as Specified in its Charter)

 Florida
(State or Other Jurisdiction of Incorporation)

001-16435	59-2389435
(Commission File Number)	(IRS Employer Identification No.)

11215 Metro Parkway	Fort Myers	Florida	33966
(Address of Principal Executive Offices)			(Zip code)
(239) 277-6200
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 Per Share	CHS	New York Stock Exchange
Series A Junior Participating Preferred Stock Purchase Rights		New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As discussed in the Compensation Discussion and Analysis in its proxy statement for the 2020 annual meeting of shareholders, Chico’s FAS, Inc. (the “Company”) provides annual cash incentives as part of its executive compensation program. Annual cash incentives are determined for eligible Company associates, including certain named executive officers, under the management bonus plan administered by the Human Resources, Compensation and Benefits Committee (the “Committee”) through the Company’s Amended and Restated Cash Bonus Incentive Plan. Annual cash incentives are intended to provide incentives to eligible associates to achieve the Company’s annual financial and strategic goals and to encourage teamwork in meeting objectives and overcoming challenges. In February 2020, in accordance with the Company’s regular practice, the Committee established the specific performance metrics applicable to the management bonus plan for the 2020 fiscal year as well as the bonus target payment percentage, based on a percentage of eligible compensation for the fiscal year, for each eligible associate. Due to the impact of the COVID-19 pandemic on the Company’s business, the Committee reviewed the previously-approved performance metrics and, on September 15, 2020, determined that it was in the best interests of the Company and its shareholders to revise the management bonus plan for the 2020 fiscal year. The Committee considered numerous factors in its review of the management bonus plan for the 2020 fiscal year and determined that the revision was appropriate to provide a reasonable bonus opportunity with a focus on the Company’s updated strategic goals.

The revision to the management bonus plan for the 2020 fiscal year replaces the original performance metrics and narrows the payout scale previously approved by the Committee for each eligible associate. The Committee determined that, for the 2020 fiscal year, annual cash incentives under the management bonus plan will be based on two Company-level performance metrics with equal weighting: (i) fiscal year 2020 total sales and (ii) third and fourth fiscal quarter expense savings. The previously-approved bonus target payment percentage for each eligible associate was not changed, although the payout scale was narrowed to 0% to 100% of the target payment percentage for each eligible associate, based on the extent to which applicable performance metrics are met.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHICO’S FAS, INC.

Date: September 21, 2020	By:
/s/ David M. Oliver
David M. Oliver, Interim Chief Financial Officer and Senior Vice President, Controller

Amendment Flag	false
Entity Central Index Key	0000897429
CHS